Exhibit 10.21

FORM OF SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of the ______ day of __________, 2021, by and between New Lake Capital Partners, Inc., a Maryland corporation (the “Company”) and the purchaser executing the purchase signature page attached hereto (the “Purchaser”). For the purposes of this Agreement, “subsidiary” means each direct and indirect subsidiary of the Company, including, without limitation, NLCP Operating Partnership, LP, a Delaware limited partnership (the “Operating Partnership”).

WHEREAS, the Company has prepared and filed with the Securities and Exchange Commission (the “SEC”), in accordance with the provisions of the Securities Act of 1933, as amended (the “Securities Act”), and the applicable rules and regulations thereunder, a registration statement on Form S-11 (Commission File No. 333-                ), including a prospectus relating to the securities to be issued and sold pursuant to this Agreement. The term “Registration Statement” as used herein refers to such registration statement (including all financial schedules and exhibits), as amended or as supplemented, and includes information contained in the prospectus thereto (the “Prospectus”) filed with the SEC pursuant to Rule 424(b) of the rules under the Securities Act and deemed to be part thereof at the time of effectiveness (the “Effective Date”) pursuant to Rule 430A of the rules under the Securities Act; and

WHEREAS, the Company intends to pay each of Ladenburg Thalmann & Co., Inc. and Compass Point Research & Trading, LLC (together, the “Placement Agents”) a fee in respect of the sale of Shares (as defined below) to Purchaser, and the Company has entered into a Placement Agency Agreement (the “Placement Agency Agreement”) with the Placement Agents that contains certain customary representations, warranties, covenants and agreements of the Company for the benefit of the Placement Agents.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and Purchaser agree as follows:

ARTICLE 1

PURCHASE AND SALE

1.1. Closing. Purchaser shall purchase from the Company, and the Company shall issue and sell to Purchaser, a number of shares (each a “Share” and, collectively, the “Shares”) of common stock of the Company, par value $0.01 per share (the “Common Stock”) equal to Purchaser’s subscription amount as set forth on the signature page hereto (the “Subscription Amount”) divided by the Purchase Price (as defined below). Upon satisfaction of the condition set forth in Section 1.3, the closing shall occur at the offices of the Company on ___________, 2021, or at such other place or on such other date as the parties shall mutually agree, but in no event later than the second (2nd) Trading Day (as defined below in Section 3.3) following the date hereof (or, if this Agreement is executed after 4:30 p.m. New York City time, the third (3rd) Trading Day) (the “Closing”).

1.2. Per Share Purchase Price. The per Share purchase price shall be equal to $_____ (the “Purchase Price”).

1.3. Closing Conditions. Purchaser’s obligation to purchase the Shares will be subject only to the Placement Agency Agreement having been executed by the parties thereto and the termination rights set forth in the Placement Agency Agreement having not been exercised.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES

2.1. Representations and Warranties of the Company. The Company makes the following representations and warranties as of the date hereof and as of the date of the Closing to Purchaser:

(a) Organization and Qualification of the Company. The Company is an entity duly incorporated, validly existing and in good standing under the laws of the State of Maryland, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted except where the failure to be in good standing, as the case may be, would not have or reasonably be expected to result in a Material Adverse Effect (as defined below). The Company is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by the Company makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of this Agreement or that certain Escrow Agreement dated as of the date hereof, by and among the Company, the Placement Agents and Cadence Bank, N.A. (the “Escrow Agreement,” and together with this Agreement, the “Transaction Agreements”) or (ii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under the Transaction Agreements (any of (i) or (ii) ( a “Material Adverse Effect”).

(b) Good Standing of the Operating Partnership. The Operating Partnership has been duly formed, is validly existing and in good standing as a limited partnership under the laws of the State of Delaware with full partnership power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and to enter into and perform its obligations under this Agreement except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in a Material Adverse Effect. The Operating Partnership is duly qualified as a foreign partnership to transact business and in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of its businesses, except where the failure to be so qualified or in good standing would not, singly or in the aggregate, result in a Material Adverse Effect. The Company is the sole general partner of the Operating Partnership. The ownership of the Operating Partnership is as set forth in the Registration Statement and the Prospectus.

(c) Good Standing of Subsidiaries. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02(w) of Regulation S-x) (each, a “Subsidiary”) has been duly organized, is validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and is duly qualified to transact business and in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of its business, except where the failure to be so qualified or in good standing would not, singly or in the aggregate, result in a Material Adverse Effect. All of the issued and outstanding capital stock or other ownership interests of each significant subsidiary has been duly authorized and validly issued, is (as applicable) fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock or other ownership interests of any significant subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such significant subsidiary.

(d) Authorization; Enforcement. Each of the Transactions Agreements has been duly authorized, executed and delivered by the Company. Each of the Transaction Agreements when executed and delivered in accordance with the terms hereof and thereof, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally; and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(e) No Conflicts. The execution, delivery and performance of the Transaction Agreements by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company’s Articles of Amendment and Restatement or Bylaws, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not have or reasonably be expected to result in a Material Adverse Effect or a material adverse effect on the business affairs, business, earnings, condition (financial or otherwise), results of operations, stockholders’ equity, properties, management or prospects of the Company and its subsidiaries considered as one enterprise (including all of the properties of the Company and its subsidiaries), whether or not arising in the ordinary course of business.

(f) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by the Company of the Transaction Agreements, other than (i) the filing with the SEC of the Registration Statement and the declaration of the Registration Statement being effective and (ii) such as have already been obtained.

(g) Capitalization. All of the outstanding shares of the Company’s Common Stock are, and all of the Shares, when issued, will be, duly authorized, validly issued, fully paid and nonassessable, and free and clear of all liens created by the Company. The Shares will be, issued in material compliance with all applicable federal and state securities laws, including available exemptions therefrom, and none of such issuances were, and the issuance of the Shares will not be, made in violation of any pre-emptive or other rights. The Company has reserved from its duly authorized capital stock the number of shares of Common Stock issuable pursuant to this Agreement. The issuance of the Shares will not trigger any anti-dilution rights of any existing securities of the Company.

(h) Registration Statement. The Registration Statement has become effective under the Securities Act, and no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the SEC; and any request on the part of the SEC for additional information has been complied with.

2.2. Representations and Warranties of Purchaser. Purchaser hereby represents and warrants as of the date hereof and as of the date of the Closing to the Company as follows:

(a) Organization; Authority. If Purchaser is not a natural person, such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate, limited liability or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Agreements and otherwise to carry out its obligations thereunder. The execution, delivery and performance by Purchaser of the transactions contemplated by the Transaction Agreements has been duly authorized by all necessary corporate or similar action on the part of Purchaser. The Transaction Agreements to which it is a party have been duly executed by Purchaser, and when delivered by Purchaser in accordance with the terms thereof, will constitute valid and legally binding obligations of Purchaser, enforceable against it in accordance with their terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(b) No Governmental Review. Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares, nor have such authorities passed upon or endorsed the merits of the offering of the Shares.

(c) Sales; Short Selling. From and after the date Purchaser received any information about the existence of this offering, Purchaser has not offered, pledged, sold, contracted to sell, sold any option or contract to purchase, purchased any option or contract to sell, granted any option, right or warrant to purchase, loaned, or otherwise transferred or disposed of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, entered into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, or directly or indirectly, through related parties, affiliates or otherwise sold “short” or “short against the box” (as those terms are generally understood, provided that, for the avoidance of doubt, the locating and/or borrowing of shares of Common Stock shall not be included in this Section 2.2(d)) any equity security of the Company.

(d) Information Regarding Purchaser. Purchaser has provided the Company with true, complete, and correct information regarding all applicable items set forth on Purchaser’s signature page to this Agreement.

(e) Placement Agents as Beneficiaries. Purchaser expressly acknowledges and agrees that all representations, warranties, covenants and agreements made or given by the Purchaser to the Company herein, are also irrevocably made and given for the benefit of the Placement Agents and that the Placement Agents shall be third party beneficiaries thereof and are entitled to rely on the same in connection with the placement of the Shares as if such representations, warranties, covenants and agreements, as applicable, were made directly to the Placement Agents.

(f) Non-Reliance on Placement Agents. Purchaser understands that the Placement Agents have acted solely as the agents of the Company in this placement of the Shares and not to the Purchaser. Purchaser further acknowledges that (i) the Placement Agents, their affiliates, and their respective representatives make no representation or warranty with regard to the merits of the offering of the Shares or as to the completeness or accuracy of any information or materials such Purchaser may have received in connection therewith, and Purchaser has not relied and will not rely on any information, representations or advice furnished by or on behalf of any of the Placement Agents, their affiliates or their respective representatives, orally or in writing, in making a decision to purchase the Shares, (ii) it will be responsible for conducting its own due diligence investigation with respect to the Company and the offer and sale of the Shares, (iii) it will be purchasing Shares based on the results of its own due diligence investigation of the Company and (iv) it has negotiated the offer and sale of the Shares directly with the Company, and the Placement Agents will not be responsible for the ultimate success of any such investment.

(g) Purchaser Status. At the time such Purchaser was offered the Shares, it was, and as of the date hereof is, an institutional investor as such term is defined in the blue sky laws of the jurisdiction where the Purchaser is a bona fide resident or domiciled, as the case may be.

ARTICLE 3

MISCELLANEOUS

3.1. Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

3.2. Entire Agreement. This Agreement, together with the annexes, exhibits and schedules thereto, contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

3.3. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the time of transmission, if such notice or communication is delivered via facsimile or email attachment at the facsimile number or email address specified on the signature pages attached hereto prior to 6:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile or email address at the facsimile number or email address on the signature pages attached hereto on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications is set forth on the signature pages attached hereto. For purposes of this Agreement, “Trading Day” shall mean a day on which the Company’s Common Stock is traded on a national securities exchange or over-the-counter market, or, if the Company’s Common Stock is not then eligible for trading on a national securities exchange or over-the-counter market, any day except Saturday, Sunday and any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

3.4. Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

3.5. Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

3.6. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Neither Company nor Purchaser may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party.

3.7. Termination. In the event that the Company and the Placement Agents do not enter into Placement Agency Agreement or it is terminated by the Placement Agents pursuant to the terms thereof, this Agreement shall terminate without any further action or obligation on the part of the parties hereto.

3.8. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York.

3.9. Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing and delivery of the Shares.

3.10. Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

3.11. Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

3.12. Replacement of Shares. If any certificate or instrument evidencing any of the Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested, but not the posting of any surety or similar bond. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement certificate.

3.13. Exculpation of the Placement Agents. Each party hereto agrees for the express benefit of the Placement Agents, their affiliates and their respective representatives that:

(a) None of the Placement Agents, their affiliates or their representatives: (i) have any duties or obligations under this Agreement; (ii) shall be liable for any improper payment made in accordance with this Agreement and the information provided herein by the Company; (iii) make any representation or warranty, or have any responsibilities as to the validity, accuracy, value or genuineness of any information, certificates or documentation delivered by or on behalf of the Company pursuant to this Agreement; or (iv) shall be liable (x) for any action taken, suffered or omitted by any of them in good faith and reasonably believed to be authorized or within the discretion or rights or powers conferred upon it by this Agreement or (y) for anything which any of them may do or refrain from doing in connection with this Agreement, except for such party’s own gross negligence or willful misconduct or required by law.

(b) The Placement Agents, their affiliates and their respective representatives shall be entitled to (1) rely on, and shall be protected in acting upon, any certificate, instrument, opinion, notice, letter or any other document or security delivered to any of them by or on behalf of the Company and (2) be indemnified by the Company for acting as Placement Agent hereunder pursuant the indemnification provisions set forth in the Placement Agency Agreement.

3.14. Indemnification of Placement Agents. The Purchaser agrees to indemnify and hold harmless the Placement Agents, their affiliates and their respective representatives from and against all losses, liabilities, claims, damages, costs, fees and expenses whatsoever (including, but not limited to, any and all expenses incurred in investigating, preparing or defending against any litigation commenced or threatened) based upon or arising out of any improper payment or settlement of the Shares made in accordance with this Agreement and the information provided herein by the Purchaser.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NEW LAKE CAPITAL PARTNERS, INC.

By:
Name:
Title:

Address for Notice:

New Lake Capital Partners, Inc.

27 Pine Street, Suite 50

New Canaan, CT 06840

Attention: David Weinstein

With a copy to (which shall not constitute notice):

Hunton Andrews Kurth LLP

2200 Pennsylvania Avenue NW

Washington, DC 20037

Facsimile: (202) 778-2201

Attn: Robert K. Smith and James V. Davidson

Subscription Amount: $_______________________________

Purchase Price Per Share: $________________________

Total Shares: _______________________

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Dated as of: _____________ __, 2021

PURCHASER

By:_______________________________________

Print Name:_________________________________

Title:______________________________________

Address:___________________________________

Annex I

Closing and Delivery of the Shares and Funds.

1. Closing. The Purchasers will be notified in advance by the Placement Agents, in accordance with Rule 15c6-1 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) of the time and date of the Closing. At the Closing, the Company shall cause Equiniti Trust Company (the “Transfer Agent”) to deliver to the Purchaser the number of Shares set forth on the signature page to the Agreement registered in the name of the Purchaser or, if so indicated on the Purchaser Questionnaire attached hereto as Exhibit A-1, in the name of a nominee designated by the Purchaser and (b) the aggregate purchase price for the Shares being purchased by the Purchaser will be delivered by or on behalf of the Purchaser to the Company.

2. Delivery of Funds. The Purchaser shall settle the Shares purchased by such Purchaser through DTC’s Deposit/Withdrawal at Custodian (“DWAC”) delivery system or full fast transfer to the designated accounts or shall receive the Shares in book-entry format in the name of the beneficial holder. Purchaser shall remit no later than one (1) business day after the execution of the Agreement by the Purchaser, by wire transfer the amount of funds equal to the aggregate purchase price for the Shares being purchased by the Purchaser to the following account designated by the Company and the Placement Agents pursuant to the terms of that certain Escrow Agreement (the “Escrow Agreement”) dated as of the date hereof, by and among the Company, the Placement Agents and Cadence Bank, N.A. (the “Escrow Agent”):

Cadence Bank, N.A.

ABA #

Account Name:

Account Number:

Such funds shall be held in escrow until the Closing and delivered by the Escrow Agent on behalf of the Purchasers to the Company upon the satisfaction, in the sole judgment of the Placement Agents, of the conditions set forth in Section 1.3 of the Agreement.

3. Delivery of Shares. No later than one (1) business day after the execution of the Agreement by the Purchaser, the Purchaser, if the Shares are to be issued in street name on behalf of the Purchaser, shall direct the broker-dealer at which the account or accounts to be credited with the Shares being purchased by such Purchaser are maintained, which broker/dealer shall be a DTC participant, to set up a DWAC or full fast transfer instructing the Transfer Agent, to credit such account or accounts with the Shares. Such DWAC or full fast transfer instruction shall indicate the settlement date for the deposit of the Shares, which date shall be provided to the Purchaser by the Placement Agents. Simultaneously with the delivery to the Company by the Escrow Agent of the funds held in escrow pursuant to Section 2 above, the Company shall direct the Transfer Agent to credit the Purchaser’s account or accounts with the Shares pursuant to the information contained in the DWAC or full fast transfer instructions.

The Shares shall be issued in book-entry format. Simultaneously with the delivery to the Company by the Escrow Agent of the funds held in escrow pursuant to Section 2 above, the Company shall direct the Transfer Agent to issue the Shares pursuant to the ownership information provided by the Purchaser.

EXHIBIT A-1

PURCHASER QUESTIONNAIRE

Pursuant to Section 1 of Annex I to the Agreement, please provide us with the following information:

1. The exact name that your Shares are to be registered in. You may use a nominee name if appropriate:

2. The relationship between the Purchaser and the registered holder listed in response to item 1 above:

3. The mailing address of the registered holder listed in response to item 1 above:

4. The Social Security Number or Tax Identification Number of the registered holder listed in the response to item 1 above:

5. Name of DTC Participant (broker-dealer at which the account or accounts to be credited with the Shares are maintained), if applicable:

6. DTC Participant Number, if applicable:

7. Name of Account at DTC Participant being credited with the Shares, if applicable:

8. Account Number at DTC Participant being credited with the Shares, if applicable: